UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2011

GULF SHORES INVESTMENTS, INC.

(Exact name of Registrant as Specified in its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54334	27-0155619
(Commission File Number)	(I.R.S. Employer Identification Number)

1021 Hill Street, Suite 200

Three Rivers, Michigan 49093

(Address of Principal Executive Offices, including Zip Code)

(586) 530-5605

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 25, 2011, Gulf Shores Investments, Inc. (d/b/a UAN Power) (the “Company”) entered into subscription agreements with certain investors, pursuant to which the Company sold an aggregate of 48,275,000 shares of the Company’s common stock, par value $0.00001 per share for a purchase price of $0.01 per share and aggregate gross proceeds of $482,750.

The sale and issuance of the common stock to the investors pursuant the subscription agreements was completed in reliance upon (i) for investors residing in the United States, the exemption from registration provided for by Section 4(2) of the Securities Act of 1933, as amended, and (ii) for investors residing outside of the United States, the exemption from registration provided for by Regulation S promulgated under the Securities Act.

The foregoing is not a complete summary of the terms of the offering described in this Item 1.01 and reference is made to the complete text of the form of subscription agreement attached as an exhibit to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 3.02    Unregistered Sales of Equity Securities

See the disclosures regarding the issuance of the common stock in Item 1.01 above, which are incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement.
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF SHORES INVESTMENTS, INC.

By:	/s/ Parashar Patel
Parashar Patel
Chief Executive Officer

Date: July 27, 2011

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.

4